EXHIBIT 4.9

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of November 1, 2013, by and among PostRock Energy Corporation, a Delaware corporation (together with any successor entity thereto, the "Corporation"), West Star Operating Company, an Oklahoma corporation, and West Star Exploration and Production Company, an Oklahoma corporation (together, the "West Star Stockholders"), and Shalco Energy (Delaware), LLC, a Delaware limited liability company ("Shalco" and, together with the West Star Stockholders, the "Stockholders").

RECITALS

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of October 14, 2013, among the Stockholders, PostRock MidContinent Production, LLC, a Delaware limited liability company, and, for the limited purposes set forth therein, the Corporation (the "Purchase Agreement"), the Corporation agreed to issue to the Stockholders as partial consideration for the Assets (as defined in the Purchase Agreement) to be purchased from the Stockholders an aggregate of 4,516,129 shares (the "Purchased Securities") of common stock, par value $0.01 per share, of the Corporation (the "Common Stock"); and

WHEREAS, to induce the Stockholders to enter into the Purchase Agreement and to consummate the transactions contemplated therein, the Corporation agreed to provide the registration and other rights set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

Affiliate: As to any specified Person, (i) any Person beneficially owning ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are beneficially owned by such other Person, or (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person.

Agreement: As defined in the preamble.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Commission: The Securities and Exchange Commission.

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Common Stock: As defined in the recitals

Corporation: As defined in the preamble.

Controlling Person: As defined in Section 3(a)

Conversion Securities: As defined in Section 4(e).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Holder: Each Stockholder or assignee thereof in accordance with Section 4(d) who is a record owner of any Registrable Securities; provided that a Person shall cease to be a Holder after the second anniversary hereof if the Corporation requests in writing that such Person confirm in writing that such Person remains a Holder and such Person fails to so confirm within 30 days of such notice.

Indemnified Party: As defined in Section 3(c).

Indemnifying Party: As defined in Section 3(c).

Issuer Free Writing Prospectus: An "issuer free writing prospectus" as defined in Rule 433 promulgated by the Commission pursuant to the Securities Act.

Liabilities: As defined in Section 3(a).

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Piggyback Registration Statement: As defined in Section 2(a).

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase Agreement: As defined in the recitals.

Purchased Securities: As defined in the recitals.

Purchaser Indemnitee: As defined in Section 3(a).

Registrable Securities: The Purchased Securities and any securities issued in respect of such Purchased Securities by reason of or in connection with any dividend, distribution, split,

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purchase in any rights offering or in connection with any exchange for or replacement of such Purchased Securities or any combination of securities, recapitalization, merger or consolidation, until, with respect to such Registrable Security, the earliest to occur of (i) the date on which it has been first registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provision then in effect) or, in the opinion of counsel to the Corporation, is eligible for sale, pursuant to Rule 144 and, in each case, in compliance with Section 7.7 of the Purchase Agreement, in a single sale without any limitation as to volume, manner of sale or current public information with respect to the Corporation, (iii) the date on which the Holder of such Registrable Securities no longer beneficially owns at least one percent of the total number of shares of Common Stock outstanding, or (iv) the date on which it is held by a Person that is not a Holder in accordance with the proviso to the definition of Holder provided for herein.

Registration Expenses: Any and all expenses incident to the performance of or compliance by the Corporation with this Agreement, including, without limitation: (i) all Commission, securities exchange, listing, inclusion and filing fees, (ii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iii) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on any securities exchange or inter-dealer quotation system on which the Common Stock is then listed or traded, (iv) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance), and (v) all "road show" expenses; provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions, if any, fees and expenses of counsel for the Holders, and all transfer taxes relating to the sale or disposition of Registrable Securities by a Holder.

Registration Statement: Any registration statement of the Corporation that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Rule 144: Rule 144, and any of its referenced paragraphs, promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415, and any of its referenced paragraphs, promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

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Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Shalco: As defined in the preamble.

Stockholders: As defined in the preamble.

Underwritten Offering: An offering or sale of Common Stock to an underwriter or underwriters for reoffering to the public that was initiated by the Corporation or by any selling stockholder (whether pursuant to the White Deer Registration Rights Agreement or otherwise); provided that any offering or sale of Common Stock by the Corporation pursuant to an "at-the-market" offering as defined in Rule 415(a)(4) shall not be considered an Underwritten Offering hereunder.

White Deer Registration Rights Agreement: The First Amended and Restated Registration and Investor Rights Agreement, dated as of August 8, 2011 and as amended and/or restated from time to time, by and among the Corporation, White Deer Energy L.P., White Deer Energy TE L.P., White Deer Energy FI L.P. and Constellation Energy Commodities Group, Inc.

West Star Stockholders: As defined in the preamble.

WKSI: A well-known seasoned issuer (as defined in the rules and regulations of the Commission).

2.REGISTRATION RIGHTS

(a)Public Offering.

(i)If the Corporation proposes to file

(A) a registration statement under the Securities Act providing for the public offering of Common Stock, for its own account or for the account of a selling stockholder, for sale to the public in an Underwritten Offering, excluding a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public, or

(B) a prospectus supplement to an effective shelf Registration Statement, so long as the Corporation is a WKSI at such time or, whether or not the Corporation is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement, then, in each case with respect to an Underwritten Offering of Common Stock, the Corporation will notify each Holder of the proposed filing and afford each Holder an opportunity to include in such Registration Statement (the "Piggyback Registration Statement") all or any part of the Registrable Securities then held by such Holder that may properly be offered on such Piggyback Registration Statement. Each Holder of

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Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution or Common Stock until the earlier of (i) the applicable Piggyback Registration Statement or prospectus supplement has been filed with the Commission and (ii) 20 days after the date of such notice. Each Holder desiring to include in the Piggyback Registration Statement all or part of such Registrable Securities held by such Holder that may be included in the Piggyback Registration Statement shall, within five Business Days after receipt of the above-described notice from the Corporation in the case of a filing of a Registration Statement and within two Business Days after the day of receipt of the above-described notice from the Corporation in the case of a filing of a prospectus supplement to an effective shelf Piggyback Registration Statement with respect to an Underwritten Offering, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of shares of Common Stock such Holder wishes to include in the Piggyback Registration Statement and provide the Corporation with such information with respect to such Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. For the avoidance of doubt, the Corporation shall not be required to register any Registrable Securities upon the request of any Holder pursuant to a Piggyback Registration Statement, or to permit the related Prospectus to be used, in connection with any offering or transfer of Registrable Securities by a Holder other than pursuant to an Underwritten Offering.

(ii) Right to Terminate Registration. The Corporation shall have the right, in its sole discretion, to terminate or withdraw the Piggyback Registration Statement referred to in this Section 2(a) prior to the effectiveness of such registration (or pricing in the event of an Underwritten Offering pursuant to an effective shelf Registration Statement) whether or not any Holder has elected to include Registrable Securities in such registration.

(iii) Existing Registration Statements Not Covered. For the avoidance of doubt, nothing in this Agreement shall obligate the Corporation to take any action or refrain from taking any action with respect to its existing registration statement on Form S-3 (File No. 333-173896), declared effective by the Commission on May 13, 2011, or any amendments thereto, or any other registration statement under the Securities Act filed for the purpose of continuing the Corporation's existing at-the-market offering pursuant thereto.

(b)Underwriting.

(i)Cut-back. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of securities to be included in the Registration Statement (or prospectus supplement with respect to an Underwritten Offering pursuant to an effective shelf Registration Statement) under which the Corporation gives notice under Section 2(a), then the managing underwriter(s) may exclude securities (including such shares of Common Stock) from the Piggyback Registration Statement and Underwritten Offering, and any securities included in such Piggyback Registration Statement and Underwritten

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Offering shall be allocated first, to the Corporation and second, to the selling stockholders under the White Deer Registration Rights Agreement requesting inclusion of their shares of Common Stock pursuant thereto and, if permitted by the White Deer Registration Rights Agreement, each of the Holders requesting inclusion of their eligible shares of Common Stock in such Piggyback Registration Statement (on a pro rata basis based on the total number of shares of Common Stock then held by each such selling stockholder and Holder who is requesting inclusion). The Holders acknowledge and agree that their respective rights hereunder are not senior to those granted to the stockholders under the White Deer Registration Rights Agreement.

(ii) General Procedures. Any Holder's right to include its shares of Common Stock that constitute Registrable Securities in a Piggyback Registration Statement pursuant to Section 2(a)(i) shall be conditioned upon such Holder's participation in the applicable Underwritten Offering and the inclusion of such Holder's eligible shares of Common Stock in such Underwritten Offering to the extent provided herein. All Holders proposing to distribute their eligible shares of Common Stock through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Corporation in writing such information as the Corporation may reasonably request for inclusion in the Piggyback Registration Statement. In addition, if requested by the Corporation or the representative of the underwriters of securities of the Corporation, each Holder shall provide such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation's securities pursuant to the Piggyback Registration Statement. Each Holder further agrees to furnish promptly to the Corporation in writing all information required from time to time to make the information previously furnished by such Holder not misleading. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(iii) Market Stand-Off. Regardless of whether a Holder elects to include shares of Common Stock that constitute Registrable Securities in an Underwritten Offering, each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Corporation or an underwriter of securities of the Corporation, directly or indirectly sell, offer to sell (including without limitation any short sale or hedging or similar transaction with the same economic effect as a sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation or any securities convertible into or exchangeable or exercisable for Common Stock of the Corporation then owned by such Holder during the period beginning 14 days prior to the expected date of "pricing" of such offering and continuing for a period not to exceed 90 days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of shares of Common Stock that constitute Registrable Securities in such Underwritten Offering; provided, however, that such period shall in no event be greater

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than that which applies to executive officers and directors of the Corporation. In order to enforce the foregoing covenant, the Corporation shall have the right to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

(iv) Withdrawal. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter delivered (i) prior to the commencement of any marketing efforts for the Underwritten Offering or (ii) at any time up to and including the time of pricing of the Underwritten Offering if the price to the public at which the Registrable Securities are proposed to be sold is less than 95% of the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the 10 consecutive trading days ending on the trading day immediately preceding the fourth trading day prior to commencement of the marketing efforts for the Underwritten Offering. The Holder may agree to waive this right to withdraw with the Corporation, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by such Holder in connection with the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from such Registration Statement. No such withdrawal shall affect the Corporation's obligation to pay all Registration Expenses, as described in Section 2(c) below.

(v) Selection of Underwriter. The Holders shall have no right to select the managing underwriter(s) for any Underwritten Offering hereunder.

(c)Expenses. The Corporation shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall pay all transfer taxes payable by such Holder and bear such Holder's proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Registrable Securities pursuant to this Agreement.

3.INDEMNIFICATION AND CONTRIBUTION

(a)The Corporation agrees to indemnify and hold harmless (i) each Holder of Registrable Securities, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Purchaser Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable out-of-pocket costs of investigating,

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preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee to the extent provided herein, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Corporation shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document prepared by or with the Corporation for use in selling the securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Corporation or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) the failure by a Purchaser Indemnitee to deliver a Prospectus, if delivery is otherwise required. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Corporation or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Corporation, each Person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Corporation to each Purchaser Indemnitee, but only with reference to (i) untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Corporation in writing by such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus, or (ii) the failure by a Purchaser Indemnitee to deliver a Prospectus, if required. The liability of any Holder pursuant to this subsection shall in no event exceed the gross proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations.

(c) If any Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party"), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 3, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party shall be entitled to assume the defense thereof and retain counsel reasonably

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satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Corporation, the directors, the officers and such control Persons of the Corporation as shall be designated in writing by the Corporation). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d)If the indemnification provided for in subsections (a) and (b) of this Section 3 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such subsections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative

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benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 3(d) shall be deemed to include, subject to the limitations set forth above, any reasonable out-of-pocket legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 3, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Securities shall have the same rights to contribution as such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Corporation, and each officer, director, partner, member, employee, representative and agent of the Corporation shall have the same rights to contribution as the Corporation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 3 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 3 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitees' obligations to contribute pursuant to this Section 3 are several in proportion to the respective number of securities sold by each of the Purchaser Indemnitees hereunder and not joint.

4.MISCELLANEOUS

(a)Remedies. In the event of a breach by the Corporation of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 3, the Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without (i) the written consent of the Corporation and West Star Stockholders and their assigns beneficially owning not less than two-thirds of the then outstanding Registrable Securities held by West Star Stockholders and their assigns and (ii) if such amendment, modification, waiver or consent would adversely and disproportionately affect the rights of Shalco or its assigns as compared to all Holders of Registrable Securities, taken together, the written consent of Holders beneficially owning not less than two-thirds of the then outstanding Registrable Securities held by Shalco and its assigns. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or e-mail (if an e-mail address is provided by a Holder):

(i) if to a Stockholder, at the address given by the Stockholder on its signature page hereto (or, if more recent, at an address contained in a written notice from the Holder); and
(ii) if to the Corporation at the offices of the Corporation at:

PostRock Energy Corporation 210

Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Chief Executive  Officer

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

(d)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The rights to

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cause the Corporation to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that such transfer shall not be effective for purposes of this Agreement until (i) the transferor shall furnish to the Corporation written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Section 3(b) and Section 4, whether or not such transferee expressly agrees to be bound.

(e) Merger, Amalgamation, Consolidation, Etc. of the Corporation. If the Corporation is a party to any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person ("Conversion Securities"), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Corporation hereunder. The Corporation will not effect any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 4(e).

(f) Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein.

(1)Registrable Securities Held by the Corporation. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m) Adjustment for Splits, etc. Wherever in this Agreement there is a reference to a specific number of securities with respect to any Registrable Securities, then upon the occurrence of any subdivision, combination, or security dividend of such securities, the specific number of securities with respect to any Registrable Securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding securities of such class or series by such subdivision, combination, or security dividend.

(n) Survival. The indemnification and contribution obligations under Section 3 of this Agreement shall survive the termination of the Corporation's obligations under Section 2 of this Agreement.

(o) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court or arbitrator(s), as the case may be, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

(p) Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement or to the breach, termination or invalidity of this Agreement, whether arising in tort, contract or otherwise, shall be resolved pursuant to Section 13.4 of the Purchase Agreement.

Execution Version

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE CORPORATION:

POSTROCK ENERGY CORPORATION
By:
Name: Stephen DeGiusti
Title: Secretary and Treasurer

STOCKHOLDERS:

WEST STAR OPERATING COMPANY
By:
Name: Paul W. Smith
Title: President

Address for Notice:

1141 36th Avenue Northwest, Suite 200
Norman, Oklahoma 73072
Attention: Paul W. Smith
Facsimile: (405) 366-2116

WEST STAR EXPLORATION AND

PRODUCTION COMPANY
By:
Name: Paul W. Smith
Title: President

Address for Notice:

1141 36th Avenue Northwest, Suite 200
Norman, Oklahoma 73072
Attention: Paul W. Smith
Facsimile: (405) 366-2116

Signature Page to Registration Rights Agreement

Execution Version

SHALCO ENERGY (DELAWARE), LLC
By:
Name: Robert S. Meier
Title: Manager

Address for Notice:

10015 South Pennsylvania, Suite B
Oklahoma City, Oklahoma 73159
Attention: Robert S. Meier
Facsimile: (405) 692-9967

Signature Page to Registration Rights Agreement